EXHIBIT 99.1

Crexendo Announces Strong Fourth Quarter and Fiscal Year 2025 Results

PHOENIX, AZ / ACCESSWIRE / March 3, 2026 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform software and unified communications as a service (UCaaS) offerings, including voice, video, contact center, and managed IT services tailored to businesses of all sizes, today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.

Financial highlights:

•	Net income for the year of $5.1 million and non-GAAP net income of $11.4 million.
•	Revenue for the year of $68.2 million, up 12% year-over-year.
•	Fourth quarter net income of $1.2 million and non-GAAP net income of $2.8 million.
•	Fourth quarter revenue of $18.1 million, up 11% year-over-year.

Financial Results for the Fourth Quarter of 2025

Total Revenue: Consolidated total revenue for the fourth quarter of 2025 increased 11%, or $1.8 million, to $18.1 million compared to $16.2 million for the fourth quarter of 2024.

Service Revenue: Consolidated service revenue for the fourth quarter of 2025 increased 8%, or $0.6 million, to $8.6 million compared to $8.0 million for the fourth quarter of 2024.

Software Solutions Revenue: Consolidated software solutions revenue for the fourth quarter of 2025 increased 18%, or $1.3 million, to $8.3 million compared to $7.0 million for the fourth quarter of 2024.

Product Revenue: Consolidated product revenue for the fourth quarter of 2025 decreased 6%, or $(0.1) million, to $1.1 million compared to $1.2 million for the fourth quarter of 2024.

Operating Expenses: Consolidated operating expenses for the fourth quarter of 2025 increased 8%, or $1.3 million, to $16.9 million compared to $15.6 million for the fourth quarter of 2024.

Net Income/(Loss): The Company reported net income of $1.2 million for the fourth quarter of 2025, or $0.04 per basic and diluted common share, compared to net income of $0.5 million, or $0.02 per basic and diluted common share for the fourth quarter of 2024.

Non-GAAP: Non-GAAP net income of $2.8 million for the fourth quarter of 2025, or $0.09 per basic and diluted common share, compared to non-GAAP net income of $2.0 million or $0.07 per basic common share and $0.06 per diluted common share for the fourth quarter of 2024.

EBITDA and Adjusted EBITDA: EBITDA for the fourth quarter of 2025 of $2.0 million compared to $1.5 million for the fourth quarter of 2024. Adjusted EBITDA for the fourth quarter of 2025 of $2.8 million compared to $2.2 million for the fourth quarter of 2024.

Financial Results for the Full Year 2025

Total Revenue: Consolidated total revenue for the year ended December 31, 2025 increased 12%, or $7.3 million, to $68.2 million compared to $60.8 million for the year ended December 31, 2024.

Service Revenue: Consolidated service revenue for the year ended December 31, 2025 increased 6%, or $1.9 million, to $33.8 million compared to $31.8 million for the year ended December 31, 2024.

1

Software Solutions Revenue: Consolidated software solutions revenue for the year ended December 31, 2025 increased 27%, or $6.3 million, to $29.7 million compared to $23.4 million for the year ended December 31, 2024.

Product Revenue: Consolidated product revenue for the year ended December 31, 2025 decreased 16%, or $(0.9) million, to $4.7 million compared to $5.6 million for the year ended December 31, 2024.

Operating Expenses: Consolidated operating expenses for the year ended December 31, 2025 increased 8%, or $4.5 million, to $63.5 million compared to $59.0 million for the year ended December 31, 2024.

Net Income/(Loss): The Company reported net income of $5.1 million for the year ended December 31, 2025, or $0.17 per basic common share and $0.16 per diluted common share, compared to net income of $1.7 million, or $0.06 per basic and diluted common share for the year ended December 31, 2024.

Non-GAAP: Non-GAAP net income of $11.4 million for the year ended December 31, 2025, or $0.38 per basic common share and $0.36 per diluted common share, compared to non-GAAP net income of $7.7 million or $0.29 per basic common share and $0.26 per diluted common share for the year ended December 31, 2024.

EBITDA and Adjusted EBITDA: EBITDA for the year ended December 31, 2025 of $8.0 million compared to $5.2 million for the year ended December 31, 2024. Adjusted EBITDA for the year ended December 31, 2025 of $11.2 million compared to $8.2 million for the year ended December 31, 2024.

Cash and Cash Equivalents: Total cash and cash equivalents at December 31, 2025 was $31.4 million compared to $18.2 million at December 31, 2024.

Cash Flow: Cash provided by operating activities for the year ended December 31, 2025 was $9.3 million compared to cash provided by operating activities of $6.3 million for the year ended December 31, 2024. Cash used in investing activities was $(18) compared to cash used in investing activities of $(27) for the year ended December 31,2024. Cash provided by financing activities for the year ended December 31, 2025 was $3.9 million compared to cash provided by financing activities of $1.6 million for the year ended December 31, 2024.

Management Commentary

“I am extremely pleased with our 2025 performance and proud of the team that delivered on our commitments of profitable double digit organic growth,” said Jeff Korn, Chairman and CEO. “We generated full-year net income of $5.1 million and non-GAAP net income of $11.4 million on revenue of $68.2 million, up 12% year-over-year. Fourth quarter revenue increased 11% to $18.1 million, with net income of $1.2 million and non-GAAP net income of $2.8 million, reflecting disciplined execution and sustained profitability. This was our tenth consecutive GAAP profitable quarter and our 29th consecutive Non-GAAP profitable quarter. This month marks my third year as CEO. When the team and I assumed leadership in 2023, revenue was approximately $53 million, and the company was burning about $100,000 per month. Today, we are consistently cash flow positive, have grown annual revenue by more than $15 million, and expanded both profitability and EBITDA. Our platform has scaled meaningfully. We have grown from just over 4 million users 3 years ago to more than 7 million users today, representing approximately 75% growth in under three years. This scale underscores our product leadership, operational discipline, and partner-first strategy. Further we committed to a disciplined strategy of driving profitable organic growth while pursuing accretive acquisitions, and having successfully delivered on the organic component, our exciting announcement on the acquisition of ESI this week demonstrates how we will now accelerate that growth through strategic M&A.”

Korn added “Customer service remains a core differentiator. We continue to lead the industry in G2 customer satisfaction rankings based on verified reviews. At the same time, we are aggressively advancing our AI strategy. Early feedback on CAIRO, our AI operator, has been highly encouraging, and we believe it has the potential to transform the SMB market by enabling small businesses to operate with enterprise-grade capabilities. Our innovation was recognized for the second consecutive year with the Generative AI Product of the Year award, along with 42 additional G2 Winter 2026 awards across Platform AI and Contact Center categories. We also launched our Marketplace, which we believe will accelerate partner deployment of certified solutions, shorten time to value, expand ecosystem monetization, and create incremental revenue share opportunities. I highlight these results not as a reflection of past success, but as evidence of consistent execution. We have strengthened profitability, accelerated growth, expanded our platform, and invested in innovation. Based on this track record, I am confident we will continue to deliver and believe our most significant opportunities remain ahead of us.”

2

Conference Call

Crexendo management will hold a conference call today, March 3, 2026, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code: 146313

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 146313 and the Crexendo earnings call. A replay of the call will be available until March 17, 2026, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 53594.

About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes. Our solutions currently support over seven million end users globally, through our extensive global network of over 240 cloud communication platform software subscribers and our direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) results reflecting disciplined execution and sustained profitability; (ii) being consistently cash flow positive and expanded both profitability and EBITDA with the platform having scaled meaningfully; (iii) platform scale underscoring product leadership, operational discipline, and partner-first strategy; (iv) being committed to a disciplined strategy of driving profitable organic growth while pursuing accretive acquisitions and having successfully delivered on the organic component with the acquisition of ESI accelerating that growth through strategic M&A; (v) customer service remains a core differentiator; (vi) aggressively advancing AI strategy with early feedback on CAIRO, being highly encouraging, and believing it has the potential to transform the SMB market by enabling small businesses to operate with enterprise-grade capabilities; (vii) innovation being recognized; (viii) believing the Marketplace will accelerate partner deployment of certified solutions, shorten time to value, expand ecosystem monetization, and create incremental revenue share opportunities and (ix) being confident it will continue to deliver and believe the most significant opportunities remain ahead.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2025, quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

3

CREXENDO, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value and share data)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$31,378	$18,193
Trade receivables, net of allowance of $124 and $146, respectively	4,913	4,352
Inventories	454	393
Equipment financing receivables, net of allowance of $50 and $69, respectively	1,416	1,049
Contract costs	2,318	1,931
Prepaid expenses	892	876
Income tax receivable	234	75
Other current assets	292	13
Total current assets	41,897	26,882

Contract assets, net of allowance of $145 and $127, respectively	402	406
Long-term equipment financing receivables, net of allowance of $107 and $157, respectively	3,223	2,397
Property and equipment, net	195	394
Operating lease right-of-use assets	1,006	1,491
Intangible assets, net	17,860	20,528
Goodwill	9,454	9,454
Contract costs, net of current portion	3,319	2,879
Other long-term assets	330	507
Total Assets	$77,686	$64,938

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$649	$1,003
Accrued expenses	8,391	6,992
Finance leases	2	21
Notes payable	114	478
Operating lease liabilities	493	481
Income tax payable	151	40
Contract liabilities	2,528	3,079
Total current liabilities	12,328	12,094

Contract liabilities, net of current portion	1,008	293
Finance leases, net of current portion	-	2
Notes payable, net of current portion	-	114
Operating lease liabilities, net of current portion	529	1,022
Total liabilities	13,865	13,525

Commitments and contingencies (Note 17)

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 31,004,327
shares issued and outstanding as of December 31, 2025 and 27,621,557 shares issued and outstanding as of December 31, 2024	31	28
Additional paid-in capital	145,325	138,015
Accumulated deficit	(81,719)	(86,790)
Accumulated other comprehensive income	184	160
Total stockholders' equity	63,821	51,413

Total Liabilities and Stockholders' Equity	$77,686	$64,938

4

CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share and share data)

	Year Ended December 31,
	2025	2024
Service revenue	$33,782	$31,849
Software solutions revenue	29,664	23,374
Product revenue	4,721	5,615
Total revenue	68,167	60,838

Operating expenses:
Cost of service revenue	14,153	13,087
Cost of software solutions revenue	8,275	6,793
Cost of product revenue	2,835	3,215
Selling and marketing	17,771	16,538
General and administrative	14,723	13,829
Research and development	5,720	5,552
Total operating expenses	63,477	59,014

Income/(loss) from operations	4,690	1,824

Other income/(expense):
Interest income	637	191
Interest expense	(19)	(42)
Other income/(expense)	63	(84)
Total other income/(expense), net	681	65

Income/(loss) before income tax	5,371	1,889

Income tax benefit/(provision)	(300)	(212)

Net income/(loss)	$5,071	$1,677

Earnings per common share:
Basic	$0.17	$0.06
Diluted	$0.16	$0.06

Weighted-average common shares outstanding:
Basic	29,681,847	26,757,242
Diluted	31,641,294	30,019,359

5

CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$5,071	$1,677
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization	3,295	3,331
Share-based compensation	2,932	3,002
Non-cash operating lease amortization	4	(18)
Allowance for credit losses	(73)	127
Changes in assets and liabilities:
Trade receivables	(539)	(906)
Contract assets	(14)	(106)
Equipment financing receivables	(1,124)	(877)
Inventories	(61)	(11)
Contract costs	(827)	(1,192)
Prepaid expenses	(16)	(368)
Income tax receivable	(159)	(75)
Other assets	(512)	(346)
Accounts payable and accrued expenses	1,045	1,275
Income tax payable	111	(13)
Contract liabilities	164	784
Net cash provided by/(used in) operating activities	9,297	6,284

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(18)	(27)
Net cash provided by/(used in) investing activities	(18)	(27)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(21)	(75)
Repayments made on notes payable	(478)	(457)
Proceeds from exercise of options	4,870	2,370
Taxes paid on the net settlement of stock options and RSUs	(489)	(243)
Net cash provided by/(used for) financing activities	3,882	1,595
Effect of exchange rate changes on cash	24	(6)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	13,185	7,846
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	18,193	10,347
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$31,378	$18,193

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(314)	$(300)
Interest expense	$(17)	$(32)
Supplemental disclosure of non-cash investing and financing information:
Capitalized software development costs	$410	$-

6

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and related taxes, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, benefit/(provision) for income tax, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation and related taxes. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 3, 2026 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

7

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands, except per share and share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$1,218	$507	$5,071	$1,677
Share-based compensation and related taxes (1)	747	709	3,169	3,002
Acquisition related expenses	51	-	51	-
Amortization of intangible assets	786	755	3,078	3,028
Non-GAAP net income	$2,802	$1,971	$11,369	$7,707

Non-GAAP earnings per common share:
Basic	$0.09	$0.07	$0.38	$0.29
Diluted	$0.09	$0.06	$0.36	$0.26

Weighted-average common shares outstanding:
Basic	30,837,145	27,195,382	29,681,847	26,757,242
Diluted	32,151,192	30,547,245	31,641,294	30,019,359

Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$1,218	$507	$5,071	$1,677
Depreciation and amortization	829	826	3,295	3,331
Interest expense	1	11	19	42
Other, net	(252)	(4)	(700)	(107)
Income tax provision	165	112	300	212
EBITDA	1,961	1,452	7,985	5,155
Acquisition related expenses	51	-	51	-
Share-based compensation and related taxes (1)	747	709	3,169	3,032
Adjusted EBITDA	$2,759	$2,161	$11,205	$8,187

———————

(1)

For the three months ended December 31, 2025 and 2024, employer payroll tax expense related to share-based compensation was $69 and $28, respectively. For the twelve months ended December 31, 2025 and 2024, employer payroll tax expense related to share-based compensation was $237 and $59, respectively.

8